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                                                                   EXHIBIT 10.23


                              FLOWSERVE CORPORATION
                           DEFERRED COMPENSATION PLAN

                                  June 1, 2000


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                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

The purpose of the Flowserve Corporation Deferred Compensation Plan ("Plan") is to aid Flowserve Corporation and its subsidiaries in retaining and attracting executive employees by providing them with tax deferred savings opportunities. The Plan provides a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)3 and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA) of Flowserve Corporation with the opportunity to elect to defer receipt of specified portions of compensation, and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks. The Plan shall be effective for deferral elections made hereunder on or after June 1, 2000.


                                   ARTICLE II

                                   DEFINITIONS

         For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         SECTION 2.01 ADMINISTRATIVE COMMITTEE. "Administrative Committee" means the committee appointed by the Pension and Investment Committee.

         SECTION 2.02 BASE SALARY. "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to
Section 4.02 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under Section 125 of the Internal Revenue Code maintained by the Company.

         SECTION 2.03 BASE SALARY DEFERRAL. "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Deferral Account pursuant to Section 4.02.

         SECTION 2.04 BENEFICIARY. "Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Article VIII.

         SECTION 2.05 BOARD. "Board" means the Board of Directors of Flowserve Corporation.

         SECTION 2.06 CORPORATE TAKEOVER. For purposes of this Plan, a "Corporate Takeover" means a change in control of the Company through a stock acquisition, a merger or some other method that arises from action which was not invited in advance of the Board. The decision of the Board members (in office prior to the Corporate Takeover) as to whether such action was invited shall be final.

         SECTION 2.07 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

         SECTION 2.08 COMPANY. "Company" means Flowserve Corporation, its successors, any subsidiary or affiliated organizations authorized by the Board, the Compensation Committee or the Pension and Investment Committee to participate in the Plan and any organization into which or with which Flowserve Corporation may merge or consolidate or to which all or substantially all of its assets may be transferred.


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         SECTION 2.09 COMPENSATION COMMITTEE. "Compensation Committee" means the
Compensation Committee of the Board.

         SECTION 2.10 DEFERRAL ACCOUNT. "Deferral Account" means the account maintained on the books of the Administrative Committee for each Participant pursuant to Article VI.

         SECTION 2.11 DEFERRAL PERIOD. "Deferral Period" is defined in Section 4.02.

         SECTION 2.12 DEFERRED AMOUNT. "Deferred Amount" is defined in Section 4.02.

         SECTION 2.13 DESIGNEE. "Designee" shall mean the Company's senior human resources officers or other individuals to whom the Pension and Investment Committee has delegated the authority to take action under the Plan. Wherever Pension and Investment Committee is referenced in the plan, it shall be deemed to also refer to Designee.

         SECTION 2.14 DISABILITY. "Disability" means eligibility for disability benefits under the terms of the Company's Long-Term Disability Plan maintained by the Company.

         SECTION 2.15 ELIGIBLE COMPENSATION. "Eligible Compensation" means any Base Salary or Incentive Compensation otherwise payable with respect to a Plan Year.

         SECTION 2.16 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 2.17 FORM OF PAYMENT. "Form of Payment" means payment in one lump sum or in substantially equal annual installments not to exceed 10 (ten) years.

         SECTION 2.18 HARDSHIP WITHDRAWAL. "Hardship Withdrawal" means the early payment of all or part of the balance in a Deferral Account(s) in the event of an Unforeseeable Emergency.

         SECTION 2.19 HYPOTHETICAL INVESTMENT BENCHMARK. "Hypothetical Investment Benchmark" shall mean the phantom investment benchmarks that are used to measure the return credited to a Participant's Deferral Account.

         SECTION 2.20 INCENTIVE COMPENSATION. "Incentive Compensation" means the amount awarded to a Participant for a Plan Year under the Flowserve Corporation Annual Incentive Plans and the Flowserve Corporation Long Term Incentive Plan.

         SECTION 2.21 INCENTIVE DEFERRAL. "Incentive Deferral" means the amount of a Participant's Incentive Compensation which the Participant elects to have withheld on a pre-tax basis from his Incentive Compensation in accordance with the terms and conditions for deferral under the Annual Incentive Plans and the Long-term Incentive Plan and credited to his account pursuant to Section 4.02.

         SECTION 2.22 PARTICIPANT. "Participant" means any individual who is eligible or makes an election to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

         SECTION 2.23 PARTICIPATION AGREEMENT. "Participation Agreement" means an agreement filed by a Participant in accordance with Article IV.

         SECTION 2.24 PLAN YEAR. "Plan Year" means a twelve-month period beginning January 1 and ending the following December 31.

         SECTION 2.25 RETIREMENT. "Retirement" means retirement of a Participant from the Company under a Flowserve Corporation retirement plan.


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         SECTION 2.26 PENSION AND INVESTMENT COMMITTEE. "Pension and Investment
Committee" means the committee appointed by the Compensation Committee of the Board.

         SECTION 2.27 TERMINATION OF EMPLOYMENT. "Termination of Employment" means the cessation of a Participant's services as a full-time employee of the Company for any reason other than Retirement.

         SECTION 2.28 UNFORESEEABLE EMERGENCY. "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         SECTION 2.29 VALUATION DATE. "Valuation Date" means the last day of each calendar month or such other date as the Pension and Investment Committee in its sole discretion may determine.


                                   ARTICLE III

                                 ADMINISTRATION

         SECTION 3.01 PENSION AND INVESTMENT COMMITTEE AND ADMINISTRATIVE COMMITTEE DUTIES. This Plan shall be administered by the Pension and Investment Committee. A majority of the members of the Pension and Investment Committee shall constitute a quorum for meetings, and the act of a majority of the Pension and Investment Committee at a meeting, or an act reduced to or approved in writing by all members of the Pension and Investment Committee, shall be the act of the Pension and Investment Committee.

The Pension and Investment Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan, except to the extent that any such powers are vested in any other person administering this Plan by the Pension and Investment Committee. The Pension and Investment Committee may from time to time establish rules for the administration of this Plan, and it shall have the exclusive right to interpret this Plan and to decide any matters arising in connection with the administration and operation of this Plan. All rules, interpretations and decisions of the Pension and Investment Committee shall be conclusive and binding on the Company, Participants and Beneficiaries.

The Pension and Investment Committee has delegated to the Administrative Committee responsibility for performing certain administrative and ministerial functions under this Plan. The Administrative Committee shall be responsible for determining in the first instance issues related to eligibility, Hypothetical Investment Benchmarks, distribution of Deferred Amounts, determination of account balances, crediting of hypothetical earnings and debiting of hypothetical losses and of distributions, in-service withdrawals, deferral elections and any other duties concerning the day-to-day operation of this Plan. The Pension and Investment Committee shall have discretion to delegate to the Administrative Committee such additional duties as it may determine. The Administrative Committee may designate one of its members as a chairperson and may retain and supervise outside providers, third party administrators, record keepers and professionals (including in-house professionals) to perform any or all of the duties delegated to it hereunder.

Neither the Pension and Investment Committee nor a member of the Board nor any member of the Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Pension and Investment Committee and the Administrative Committee shall keep records of all of their respective proceedings and the Administrative Committee shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise.

Any expense incurred by the Company, the Pension and Investment Committee or the Administrative Committee relative to the administration of this Plan shall be paid by the Company and/or may be deducted from the Deferral Accounts of the Participants as determined by the Pension and Investment Committee.

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      SECTION 3.02 CLAIM PROCEDURE. If a Participant or Beneficiary makes a written request alleging a right to receive payments under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such actions shall be treated as a claim for benefits. All claims for benefits under this Plan shall be sent to the Administrative Committee. If the Administrative Committee determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed, the Administrative Committee shall inform the claimant in writing of such determination and the reasons therefor in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of the claim unless the Administrative Committee determines that additional time, not exceeding 90 days, is needed and so notifies the Participant. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Administrative Committee a notice that the claimant contests the denial of his or her claim and desires a further review by the Pension and Investment Committee. The Pension and Investment Committee shall within 60 days thereafter review the claim and authorize the claimant to review pertinent documents and submit issues and comments relating to the claim to the Pension and Investment Committee. The Pension and Investment Committee will render a final decision on behalf of the Company with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Pension and Investment Committee determines that additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Committee fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Company shall be deemed to have denied the claim.


                                   ARTICLE IV

                                  PARTICIPATION

         SECTION 4.01 PARTICIPATION. Participation in the Plan shall be limited to executives who (i) meet such eligibility criteria as the Pension and Investment Committee shall establish from time to time, and (ii) elect to participate in this Plan by filing a Participation Agreement with the Administrative Committee. A Participation Agreement must be filed prior to the December 31st immediately preceding the Plan Year for which it is effective for Base Salary Deferrals and prior to August 31 of the applicable Plan Year for Incentive Deferrals. The Administrative Committee shall have the discretion to establish special deadlines regarding the filing of Participation Agreements for Participants.

         SECTION 4.02 CONTENTS OF PARTICIPATION AGREEMENT. Subject to Article VII, each Participation Agreement shall set forth: (i) the amount of Eligible Compensation for the Plan Year or performance period to which the Participation Agreement relates that is to be deferred under the Plan (the "Deferred Amount"), expressed as either a dollar amount or a percentage of the Base Salary and Incentive Compensation for such Plan Year or performance period; provided, that the minimum Deferred Amount for any Plan Year or performance period shall not be less than $2,000; (ii) the period after which payment of the Deferred Amount is to be made or begin to be made (the "Deferral Period"), which shall be the earlier of (A) a number of full years, not less than three, and (B) the period ending upon the Retirement or prior termination of employment of the Participant, and (iii) the form in which payments are to be made, which may be a lump sum or in substantially equal annual installments not to exceed 10 (ten) years.

         SECTION 4.03 MODIFICATION OR REVOCATION OF ELECTION BY PARTICIPANT. A Participant may not change the amount of his Base Salary Deferrals during a Plan Year. However, a Participant may discontinue a Base Salary Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Participation Agreement with the Administrative Committee. If approved by the Administrative Committee, revocation shall take effect as of the first payroll period next following its filing. If a Participant discontinues a Base Salary Deferral election during a Plan Year, he will not be permitted to elect to make Base Salary Deferrals again until the later of the next Plan Year or six months from the date of discontinuance. In addition, the Deferral Period may be extended if an amended Participation Agreement is filed with the Administrative Committee at least one full


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calendar year before the Deferral Period (as in effect before such amendment)
ends; provided, that only one such amendment may be filed with respect to each Participation Agreement. Under no circumstances may a Participant's Participation Agreement be made, modified or revoked retroactively, nor may a deferral period be shortened or reduced.


                                    ARTICLE V

                              DEFERRED COMPENSATION

         SECTION 5.01 ELECTIVE DEFERRED COMPENSATION. The Deferred Amount of a Participant with respect to each Plan Year of participation in the Plan shall be credited by the Administrative Committee to the Participant's Deferral Account as and when such Deferred Amount would otherwise have been paid to the Participant. To the extent that the Company is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any state, Federal or local law, such amounts shall be taken out of other compensation eligible to be paid to the Participant that is not deferred under this Plan.

         SECTION 5.02 VESTING OF DEFERRAL ACCOUNT. A Participant shall be 100% vested in his/her Deferral Account at all times.


                                   ARTICLE VI

                     MAINTENANCE AND INVESTMENT OF ACCOUNTS

         SECTION 6.01 MAINTENANCE OF ACCOUNTS. Separate Deferral Accounts shall be maintained for each Participant. More than one Deferral Account may be maintained for a Participant as necessary to reflect (a) various Hypothetical Investment Benchmarks and/or (b) separate Participation Agreements specifying different Deferral Periods and/or forms of payment. A Participant's Deferral Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Administrative Committee shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits pursuant to Section 5.01 and
Section 6.02 and distributions pursuant to Article VII with respect to such Deferral Account since the preceding Valuation Date.

         SECTION 6.02 HYPOTHETICAL INVESTMENT BENCHMARKS. Each Participant shall be entitled to direct the manner in which his/her Deferral Accounts will be deemed to be invested, selecting among the Hypothetical Investment Benchmarks specified in Appendix A hereto, as amended by the Pension and Investment Committee from time to time, and in accordance with such rules, regulations and procedures as the Pension and Investment Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant's investment elections shall begin to accrue as of the date such Participant's Deferral Amounts are credited to his/her Deferral Accounts.

         SECTION 6.03 STATEMENT OF ACCOUNTS. The Administrative Committee shall submit to each Participant quarterly statements of his/her Deferral Account(s) in such form as the Administrative Committee deems desirable, setting forth the balance to the credit of such Participant in his/her Deferral Account(s) as of the end of the most recently completed quarter.


                                   ARTICLE VII

                                    BENEFITS

         SECTION 7.01 TIME AND FORM OF PAYMENT. At the end of the Deferral Period for each Deferral Account, the Company shall pay to the Participant the balance of such Deferral Account at the time or times elected by the Participant in the applicable Participation Agreement; provided that if the Participant has elected to receive payments from a Deferral


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Account in a lump sum, the Company shall pay the balance in such Deferral
Account (determined as of the most recent Valuation Date preceding the end of the Deferral Period) in a lump sum in cash as soon as practicable after the end of the Deferral Period. If the Participant has elected to receive payments from a Deferral Account in installments, the Company shall make annual cash only payments from such Deferral Account, each of which shall consist of an amount equal to (i) the balance of such Deferral Account as of the most recent Valuation Date preceding the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Deferral Account (if there is more than one such deemed investment).

         SECTION 7.02 RETIREMENT. Subject to Section 7.01 and Section 7.05 hereof, if a Participant has elected to have the balance of his/her Deferral Account distributed upon Retirement, the account balance of the Participant (determined as of the most recent Valuation Date preceding such Retirement) shall be distributed upon Retirement in installments or a lump sum in accordance with the Plan and as elected in the Participant Agreement.

         SECTION 7.03 IN-SERVICE DISTRIBUTIONS. Subject to Section 7.01 and
Section 7.05 hereof, if a Participant has elected to defer Eligible Compensation under the Plan for a stated number of years, the account balance of the Participant (determined as of the most recent Valuation Date preceding such Deferral Period) shall be distributed in installments or a lump sum in accordance with the Plan and as elected in the Participant Agreement.

         SECTION 7.04 OTHER THAN RETIREMENT. Notwithstanding the provisions of
Section 7.01 and Section 7.03 hereof and any Participation Agreement, if a Participant dies, has a Termination of Employment or Disability prior to Retirement and prior to receiving full payment of his/her Deferral Account(s), the Company shall pay the remaining balance (determined as of the most recent Valuation Date preceding such event) to the Participant or the Participant's Beneficiary or Beneficiaries (as the case may be) in a lump sum in cash. Notwithstanding the foregoing, the Committee may, in its sole discretion, pay the remaining balance to the Participant or the Participant's Beneficiary or Beneficiaries (as the case may be) in annual installments over a period not to exceed 5 (five) years.

         SECTION 7.05 HARDSHIP WITHDRAWALS. Notwithstanding the provisions of
Section 7.01 and any Participation Agreement, a Participant shall be entitled to early payment of all or part of the balance in his/her Deferral Account(s) in the event of an Unforeseeable Emergency, in accordance with this Section 7.05. A distribution pursuant to this Section 7.05 may only be made to the extent reasonably needed to satisfy the Unforeseeable Emergency need, and may not be made if such need is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. An application for an early payment under this Section 7.05 shall be made to the Administrative Committee in such form and in accordance with such procedures as the Administrative Committee shall determine from time to time. The determination of whether and in what amount and form a distribution will be permitted pursuant to this Section 7.05 shall be made by the Administrative Committee.

         SECTION 7.06 VOLUNTARY EARLY WITHDRAWAL. Notwithstanding the provisions of Section 7.01 and any Participation Agreement, a Participant shall be entitled to elect to withdraw all of the balance in his/her Deferral Account(s) in accordance with this Section 7.06 by filing with the Administrative Committee such forms, in accordance with such procedures, as the Administrative Committee shall determine from time to time. As soon as practicable after receipt of such form by the Administrative Committee, the Company shall pay an amount equal to ninety percent of the balance in such Participant's Deferral Account(s) (determined as of the most recent Valuation Date preceding the date such election is filed) to the electing Participant in a lump sum in cash, and the Participant shall forfeit the remainder of such Deferral Account(s). All Participation Agreements previously filed by a Participant who elects to make a withdrawal under this Section 7.06 shall be null and void after such election is filed (including without limitation Participation Agreements with respect to Plan Years or performance periods that have not yet been completed), and such a Participant shall not thereafter be entitled to file any Participation Agreements under the Plan with respect to the first Plan Year that begins after such election is made.

         SECTION 7.07 CHANGE OF CONTROL. In the event of a Corporate Takeover, the Company shall immediately pay to each Participant in a lump sum the balance in his/her Deferral Account(s) (determined as of the most recent Valuation Date preceding the Corporate Takeover).


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         SECTION 7.08 WITHHOLDING OF TAXES. Notwithstanding any other provision of this Plan, the Company shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.


                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION

         SECTION 8.01 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time.

         SECTION 8.02 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the Participant's estate.


                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

         SECTION 9.01 AMENDMENT. The Board or the Flowserve Corporation Compensation Committee may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Deferral Account as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect.

         SECTION 9.02 COMPANY'S RIGHT TO TERMINATE. The Board or the Flowserve Corporation Compensation Committee may at any time terminate the Plan with respect to future Participation Agreements. The Board or the Flowserve Corporation Compensation Committee may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the balance in his Deferral Account (determined as of the most recent Valuation Date preceding the termination date).


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01 UNFUNDED PLAN. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201, 301 and 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.


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         SECTION 10.02 NONASSIGNABILITY. Except as specifically set forth in the
Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         SECTION 10.03 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.04 GOVERNING LAW. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Texas, without reference to principles of conflict of law, except to the extent preempted by federal law.

         SECTION 10.05 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee of the Company or change the status of the Participant's employment or the policies of the Company and its affiliates regarding termination of employment.

         SECTION 10.06 UNDERLYING INCENTIVE PLANS AND PROGRAMS. Nothing in this Plan shall prevent the Company from modifying, amending or terminating the compensation or the incentive plans and programs pursuant to which cash awards are earned and which are deferred under this Plan.

         SECTION 10.07 SEVERANCE. Notwithstanding anything to the contrary herein the Pension and Investment Committee may, in its sole and exclusive discretion, determine that the Deferral Account of a Participant who has incurred a Termination of Employment and who receives or will receive severance payments from the Company shall be paid in installments, at such intervals as the Pension and Investment Committee may decide.

         SECTION 10.08 SECTION 162(m) LIMIT. If any distribution otherwise payable under this Plan would be disallowed in any part as a deduction to the Company in accordance with Section 162(m) of the Code, the Pension and Investment Committee may determine to pay the amount of such distribution in installments so that the participant or beneficiary shall receive the maximum amount permissible in each installment and still preserve the Company's full tax deduction.


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                                   APPENDIX A


INVESTMENT OPTIONS

         Option                                                      Investment Type
         ------                                                      ---------------
FIDELITY RETIREMENT MONEY MARKET                     Short-term money market instruments

MORGAN STANLEY FIXED INCOME                          Diversified blend of fixed income securities

ENTERPRISE HIGH YIELD BOND A                         Debt securities rated below investment grade; "junk bonds"

T. ROWE PRICE EQUITY INCOME                          Common stocks with potentially above average earnings

DREYFUS S&P 500 STOCK INDEX                          Invests in all 500 stocks in the S&P 500

ENTERPRISE GROWTH                                    U.S. common stocks of large capitalization companies

ENTERPRISE SMALL COMPANY GROWTH                      U.S. common stock of small capitalization companies

T. ROWE PRICE INTERNATIONAL STOCK                    Common stocks of established, non-U.S. companies

JANUS ASPEN AGGRESSIVE GROWTH                        Common stocks selected for their growth potential

JANUS WORLDWIDE                                      Invests in common stocks of companies throughout the world



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